EXHIBIT 10.13
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                                                         Fin+Net
                                         The Boston Financial Network Companies
                                                33 Broad Street, 7th Floor
                                                    Boston, MA 02109
                                                    Ofc: 617-896-3600
                                                    Fax: 617-519-3270

MEMORANDUM OF UNDERSTANDING


To:      Thomas L. Massie
         President & CEO
         Bridgeline Corporation
         130 New Boston Street
         Woburn, MA 01801

From: Peter L. Winslow

Date: January 5, 2004

Bridgeline Software, Inc. (the "Company") will engage FinNet, LLC ("FinNet") as a consultant to provide strategic advisory and transaction services (the "Services") with regard to the Company, including, but not limited to:

     Financial Advisory Services

     Financial Advisory Services include helping management refine its business and financial plan, capital formation strategy, investor identification, introductions, negotiations and preparing materials including, but not limited to focused company summaries, business plan and/or private placement memorandum, investor presentations, public relations other marketing materials.

     Equity Financing

     FinNet will introduce Bridgeline to a combination of affiliates and other corporate entities, financial institutions, venture capital and private equity funds in order to facilitate a transaction in which the introduced party makes an investment in or provides financing to Bridgeline through the purchase of Bridgeline's securities.

     Governance Advisory Services

     Effective governance programs must incorporate the varying responsibilities of Management, Board Members and Equity Principals. The strength of Bridgeline's integrated governance program will have a direct impact on its capital formation program.

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     Compensation
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     For Strategic Services         A grant of 100,000 warrants pricing and
                                    vesting schedules to be set by management.

     For Transaction Services       In order to accomplish the company's long
                                    and short-term objectives Fin-Net's services in this regard may include introducing the Company to appropriate accounting, brokerage, investment banking and/or legal resources for the structuring, negotiation and implementation of Strategic
                                    Transactions. Although most deals will be negotiated and unique to the particular transaction, FinNet's compensation will be charged to the provider of the service, therefore there should be no increase in cost to Bridgeline. In fact part of Fin
                                    Net's job is to help negotiate the best fees for the Company. Other fees, if any, must be approved by the company in advance.

     This memorandum of understanding represents a summary of the terms of our consulting agreement, and FINNET will at all times be bound by its standard terms and conditions regarding customary provisions and restrictions usual for these types of transactions.

     We look forward to working with you and to our mutual participation in the future growth of the Bridgeline.

     Respectfully submitted,
     FinNet, LLC

     By: /S/ PETER L. WINSLOW
         ------------------------
         Peter L. Winslow
         Founding Chairman

                                    Acknowledged and Agreed to: This 5th day of January, 2004

                                    Bridgeline Software, Inc.

                                    By: /S/ THOMAS L. MASSIE
                                        ----------------------------
                                        Thomas L. Massie


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